[Sorrento Networks Logos]                              Exhibit 99.1 News Release


                                                                            News
                                                                         Release


Sorrento Networks Launches New Product Line for Video on Demand Transport Market; Comments on Second
Quarter Revenue Expectations


      Ten-Port Multiplexer Positioned to Capture Rapid Growth of Cable MSO
               VOD Deployments; Expected to Drive Future Revenue

San Diego, CA - August 5, 2003 - Sorrento Networks (Nasdaq NM: FIBR), a supplier of optical networking equipment for carriers and enterprises worldwide, today announced the first of a major new set of products targeted at the cable multi-system operator (MSO) community. The new product launch demonstrates the Company's strong commitment to address the growing transport needs of cable MSOs and solidifies Sorrento's lead in that market.

Focusing first on video on demand (VOD) transport, the Company's latest product introduction is a 10-port Gigabit Ethernet multiplexer for its flagship GigaMux metro/regional dense wavelength division multiplexing (DWDM) system. Sorrento's new 10-port module will provide 25% greater port density than competing 8-port products and positions the Company to capitalize on the spreading popularity of new cable services nationwide. Later products will include a multitude of interface options, integrated switching, and drop-and-continue capabilities for digital video broadcast applications.

"The cable MSO market, which is fundamental to Sorrento's revenue and growth strategy, is starting to spend heavily in rolling out VOD services," stated Phil Arneson, Sorrento Networks' chairman and chief executive officer. "Sorrento is aggressively building on its lead in this segment through the development of a complete family of optical transport products." Sorrento's GigaMux systems are already in service in 19 major MSO markets in the United States, representing 147 locations, and are used by two of the top four cable operators in the country.

"Cable MSOs are uniquely positioned to deliver the `triple play' of broadband data, video and voice services to the small business and residential market," added Mitch Truelock, Sorrento's vice president of sales and marketing. "Sorrento's products are already transporting Internet, voice, and video services in large MSO networks, and today's announcement is an extension of that capability. Video on demand is clearly the next major thrust for cable companies and holds a significant revenue opportunity for Sorrento. We intend to capitalize on this opportunity by being a leading provider of VOD transport equipment."

Sorrento's new product combines ten Gigabit Ethernet ports into an aggregate 10 Gbps wavelength for transport of digital video and other Gigabit Ethernet services. This multiplexer module takes only two slots in Sorrento's compact 17-slot GigaMux platform, which is used worldwide to support virtually every type of metro/regional application including storage area networking (SAN), wavelength services, and SONET/SDH transport. General availability of the 10-port Gigabit Ethernet multiplexer is planned for October 2003.

"Sorrento's Gigabit Ethernet port density advantage is significant because it translates into substantial cost savings for MSOs," commented Demetri Elias, vice president of marketing for Sorrento Networks. "With the 10-port mux, cable service providers will need to use fewer wavelengths to transport a given amount of VOD traffic. Fewer wavelengths mean less equipment, less rack space, less power, and fewer potential points of failure - key benefits resulting in operational savings as well as reduced capital expense."

Sorrento's customers now have three convenient options for Gigabit Ethernet transport with GigaMux - supporting one, two, or ten full-rate Gigabit Ethernet streams per wavelength. This flexibility results in cost savings in situations where it would be wasteful to deploy an 8- or 10-port multiplexer to carry only one or two extra Gigabit Ethernet streams. Sorrento also supports fractional rate Gigabit Ethernet for situations when it is desirable to combine multiple smaller signals into a full-rate stream. In all, Sorrento offers a complete range of Gigabit Ethernet multiplexing and transport alternatives positioned to help MSOs succeed in capturing revenue and market share in small business and residential broadband services.

Second Quarter Revenue Expectations

The Company also announced that it expects to report revenues of approximately $4.3 million for the second quarter ended July 31, 2003, down approximately $800,000 from the second quarter of the prior year.

"After two consecutive quarters in which Sorrento's revenue exceeded the prior year's results for the same period, this quarter's revenue was adversely affected by delays in customer deployments and to a lesser degree by customers waiting to evaluate the new LuxN product line," said Joe Armstrong, Sorrento's chief financial officer. "Our outlook, remains positive however and is expected to be driven primarily by demand for VOD transport and by demand for LuxN's optical access products."

The Company will announce at a later time the date of the conference call to discuss full financial results for the second quarter of fiscal 2004.



About Sorrento Networks
Sorrento Networks, headquartered in San Diego, CA, makes optical networking equipment for carriers and enterprises worldwide. Sorrento's products help customers increase profitability by improving transport efficiency and expanding the addressable market of their fiber networks. Sorrento's customer base and market focus includes cable TV operators, telecom carriers, and service providers. Sorrento's products are also used for storage area networking (SAN) and enterprise private networking.

Sorrento Networks' GigaMux is a metro and regional DWDM system designed for high-performance, multi-protocol transport. GigaMux is a compact, flexible, and cost-effective system based on a "pay-as-you-grow" architecture that allows carriers and enterprises to start small and expand their networks in conjunction with customer demand. Sorrento also offers JumpStart, a cost-effective coarse wavelength division multiplexing (CWDM) platform that is ideal for optical access and transport applications. Through protocol flexibility, operational simplicity, and compact size, JumpStart makes it easy for customers to deploy revenue generating services quickly and affordably even in remote or space-constrained locations.

Additional customer, product, and financial information about Sorrento Networks can be found at www.sorrentonet.com.

Forward-Looking Statements
Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) Sorrento Networks' ability to fund its operations until such time that revenue and orders improve, including its ability to raise additional equity or debt financing; (2) unanticipated technical problems relating to Sorrento Networks' products; (3) Sorrento Networks' ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (4) the greater financial, technical and other resources of Sorrento Networks' many, larger competitors in the marketplace for optical networking products; (5) Sorrento Networks' ability to close the previously announced acquisition of LuxN, Inc.; (6) changed market conditions, new business opportunities or other factors that might affect Sorrento Networks' decisions as to the best interests of its shareholders; (7) other risks detailed from time to time in Sorrento Networks' reports filed with the U.S. Securities and Exchange Commission.

Sorrento Investor Contact
Joe Armstrong
(858) 450-4934
jarmstrong@sorrentonet.com

Sorrento Media Contact
Demetri Elias, Ph.D.
(858) 450-4938
delias@sorrentonet.com

                                       ##